                                                                   Exhibit 10.30

                    SEPARATION AGREEMENT AND GENERAL RELEASE

     This Separation Agreement and General Release (the "Agreement"), dated as of December 31, 2002, is made and entered into by and between James T. Roberto ("Roberto") and Daou Systems, Inc., a Delaware corporation ("DAOU" or the "Company"), (collectively, the "Settling Parties").

                                    RECITALS

     This Agreement is made with reference to the following facts:

     A. Roberto intends to resign from his position as President and Chief Executive Officer and as an employee of the Company effective December 31, 2002 (the "Separation Date"). For the period from January 1, 2003 through March 31, 2003, Roberto agrees to act as a non-employee consultant to the Chief Executive Officer of DAOU to assist in the transition of his responsibilities (the "Consultant Period"). During the Consultant Period, Roberto agrees to provide consulting services on an as-needed basis. As of the Separation Date, Roberto's rights and obligations as an employee will cease, except as set forth in this Agreement. Roberto shall continue to serve as a Class I director of the Company for his designated term, expiring at the 2004 annual meeting of stockholders and until his respective successor is duly elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause.

     B. The Company and Roberto desire to settle and dispose of, fully and completely, all claims, demands, and causes of action, known or unknown, which Roberto may have against the Company or its subsidiaries or affiliates, including, those rights, claims, demands and causes of action arising out of the employment relationship, the employment agreement dated as of November 9, 2000 (the "Employment Agreement") and Amendment No. 1 to Employment Agreement dated as of June 1, 2001 (the "Amended Agreement") between Roberto and DAOU and the termination of the employment relationship between Roberto and DAOU.

                                    AGREEMENT

     1. Effect of Separation on Salary and Benefits and Restricted Stock and Secured Promissory Note and Stock Options.

          1.1. On the Separation Date, DAOU shall provide Roberto with a final paycheck which includes accrued and unused vacation pay, less all applicable federal, state and local income, social security and other payroll taxes.

          1.2. Severance Payment. After execution of this Agreement, the execution of the release referenced in Section 3.1 and the passage of the seven-day revocation period referenced in Section 4.1 below, the Company will pay to Roberto an amount equal to Four Hundred Ten Thousand Dollars ($410,000.00), which will be paid within 45 days following Roberto's execution of this Agreement. Roberto acknowledges that he is not entitled to any other consideration or monies from the Company and would not be entitled to the consideration described above but for his execution of this Agreement. Further, Roberto hereby waives any right, claim or interest that he may have to any severance, compensation or other benefit(s) payable to him by the Company under the Employment Agreement or the Retention Agreement and acknowledges that the benefits under this Separation Agreement and General Release are being received in lieu of any such Employment Agreement and the Retention Agreement benefits.

          1.3. The Company will pay Roberto's reasonable and customary business expenses, if any, through December 31, 2002.

          1.4. In connection with the Amended Agreement, Roberto purchased 1.5 million restricted shares of Employer's common stock, par value $.001 per share (the "Shares ") in accordance with the terms of the Restricted Stock Agreement (the "Purchase Agreement"). Upon execution of this Agreement, Roberto shall acquire a vested interest in and the Company's Right of Repurchase shall lapse with respect to all of the Shares. In all other respects, the Purchase Agreement remains in full force and effect

          1.5. Upon the date of this Agreement, all unexercised stock options previously granted to Roberto which have not vested as of the Effective Date of this Agreement and which are set forth on Exhibit E, will not expire but shall continue in effect and shall expire on the date set forth in the related stock option agreement.

     2.   Consideration to Roberto.

          2.1. Consulting Fee. During the Consultant Period, the Company shall pay Roberto the sum of Fifteen Thousand Dollars ($15,000.00) per month for consulting services provided to DAOU, and shall reimburse him for reasonable travel expenses. The Consultant Period may be terminated with thirty days notice by either party. The Consultant Period may be extended by mutual written agreement of the parties.

          2.2. No Other Obligations. Except as specified above, Roberto and the Company agree that the Company shall have no other payment obligations to Roberto pursuant to the Employment Agreement or otherwise.

          2.3. Tax Consequences. The Company has made no representations to Roberto as to his tax liability on any payment or other Consideration described in this Section 1. Roberto acknowledges that he has consulted with his own professional advisors with respect to all tax matters, and is not relying on any representation by the Company on any tax matter. Roberto will be solely responsible for any and all tax responsibility for the payment by the Company, and for any additional tax responsibility which may be assessed either against him or against the Company, including any penalties assessed by any agency against any party, which may arise as a result of his characterization of any payment. The Company may withhold any payroll and related taxes required by applicable law.

     3.   Non-competition and Non-interference.

          3.1. Acknowledgments by Roberto. Roberto acknowledges that: (a) the services he performed for the Company and those to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; (b) Company's business is national in scope and its products and services are marketed throughout the United States; (c) Company competes with other businesses that are or could be located in any part of the United States; and (d) the provisions of this Section 3 are reasonable and necessary to protect Company's business.

          3.2. Covenants of Roberto. In consideration of the acknowledgments by Roberto, and in consideration of the severance and consulting payments to be paid to Roberto by Company, Roberto covenants that he will not knowingly, directly or indirectly:

               3.2.1. during the term of his employment and subsequent Consultant Period, except in the course of his employment and consulting, and for a period of one (1) year after the Consultant Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Roberto's name or any similar name to, lend Roberto's credit to or render services or advice to, any business that has products or activities which compete in whole or in part with any of Company's products or activities which existed during his employment or consulting period, anywhere within the United States where Company, at the time Roberto's employment or consulting terminates, is doing business or marketing the services of Company in the areas of healthcare information technology services that are related to planning, selecting, implementing, integrating or managing healthcare information processing systems and associated software and Internet portals for healthcare providers and payers in the healthcare and government healthcare industries; provided, however, that Roberto may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. For any other exceptions to this non-compete Roberto must seek and obtain express permission from Company's Board of Directors, which permission will not be unreasonably refused.

               3.2.2. Roberto acknowledges and agrees that Company is currently performing and marketing the above described services through Roberto in a majority of states throughout the United States, but particularly in the states of California, Connecticut, Florida, Illinois, Indiana, Maryland, Massachusetts, Michigan, New York, Pennsylvania, and Wisconsin. Roberto acknowledges and agrees that this list of states may expand during Employment and Consultant Period such that this Section may, at the time his employment and consulting is terminated, apply to states not listed at the time this Agreement is executed. Roberto agrees that this covenant is reasonable with respect to its duration, geographical area and scope. Notwithstanding the foregoing, following his Employment and Consultant Period, Roberto shall not be prohibited from engaging or investing in, owning, managing, operating, financing, controlling, or participating in the ownership, management, operation, financing, or control of, being employed by, associated with, or in any manner connected with, lending Roberto's name or any similar name to, lending Roberto's credit to or rendering services or advice to, any business whose products or activities do not compete with the above described services of Company;

               3.2.3. whether for Roberto's own account or for the account of any other person, at any time during his employment and the Consultant Period and for a period of one (1) year after the Consultant Period, accept, divert or solicit business of the same or similar type being carried on by Company, from any individual or entity known to be a customer of Company where Roberto had personal contact or relationship with such individual or entity during and by reason of his employment or consulting;

               3.2.4. whether for Roberto's own account or the account of any other Person (i) at any time during his employment and Consultant Period and for a period of one(1) year after the Consultant Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any Person who is or was an employee of Company at any time during the employment or Consultant Period or in any manner induce or attempt to induce any employee of Company to terminate his employment with Company; or (ii) at any time during the employment and Consultant Period and for a period of one(1) year after the Consultant Period, interfere with Company's relationship with any Person, including any Person who at any time during the Employment or Consultant Period was an employee, contractor, supplier, or customer of Company; or

               3.2.5. at any time during or after the employment and Consultant Period, disparage Company or any of its shareholders, directors, officers, employees or agents.

          3.3. Roberto is not bound by the non-compete provisions of Section
3.2.1 in the event Roberto's employment is terminated without "Cause" prior to December 31, 2002 as defined in Section 7 of the Employment Agreement.

          3.4. If any covenant in this Section 3 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary and not against public policy, will be effective, binding and enforceable against Roberto.

          3.5. The period of time applicable to any covenant in this Section 3 will be extended by the duration of any violation by Roberto of such covenant.

          3.6. Roberto will, while the covenant under this Section 3 is in effect, give notice to Company, within ten (10) days after accepting any other employment, of the identity of Roberto's employer. Company may notify such employer that Roberto is bound by this non-competition and non-interference provision and, at Company's election, furnish such employer with a copy of this
Section 3 or relevant portions thereof.

          3.7. Disputes or Controversies. Roberto recognizes that should a dispute or controversy arising from or relating to this non-compete be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and, subject to the order of such court, arbitration panel or other third party, will be available for inspection by Company, Roberto, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

          3.8. Injunctive Relief. Roberto acknowledges that any breach of the terms and conditions of this non-compete may result in irreparable and continuing damage to Company for which there can be no adequate remedy at law, and in the event of any such breach, Company shall be entitled to seek immediate injunctive relief and other equitable remedies in addition to such other and further relief as may be proper. Company's obligation to post an undertaking in support of a petition for injunction under this Section will be determined under the applicable law and in an amount to be determined by the court.

     4.   General Release.

          4.1. General Release. In exchange for the consideration set forth in
Section 1 above, Roberto agrees that he will sign the first Release ("Exhibit A"). Roberto acknowledges that with this document he has been given a twenty-one
(21) day period in which to consider entering into the release of the ADEA claims set forth in Exhibit A, if any. In addition, Roberto acknowledges that he has been informed that he may revoke a signed waiver of those ADEA claims for up to seven days after executing this Agreement.

          4.2. Transition Services. In exchange for the consideration set forth in Article 2 above, and specifically in Sections 2.1-2.2 above, after the Separation Date and through March 31, 2003 Roberto agrees (i) to provide the Company with transition services as shall be reasonably requested by the Chief Executive Officer (the "Transition Services") and (ii) to sign the second Release ("Exhibit B") within ten (10) days after March 31, 2002. Roberto acknowledges that with this document he has been given a twenty-one (21) day period in which to consider entering into the release of the ADEA claims set forth in Exhibit B, if any. In addition, Roberto acknowledges that he has been informed that he may revoke a signed waiver of those ADEA claims for up to seven days after executing the record Release.

     5. Acknowledgments. Roberto acknowledges that with this document he has been advised in writing of his right to consult with an attorney prior to executing this Agreement and release. Roberto expressly waives any rights and benefits he otherwise might have under California Civil Code Section 1542, which provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     6. Settlement. Nothing in this Agreement shall be construed as an admission by the Company of liability of any kind to Roberto.

     7.   Confidentiality and Other Agreements.

          7.1. Roberto acknowledges and agrees that he has a continuing obligation to protect the Company's Confidential Information according to the terms and conditions of the Employment Agreement and continues to be bound by Exhibit A of the Employment Agreement.

          7.2. Roberto agrees to keep confidential the terms of this Agreement and agrees to refrain from disclosing any information regarding this Agreement to any third party, unless required to do so (a) by a regulatory body (e.g. filings with the Securities Exchange Commission ("SEC"); (b) in financial disclosures to auditors or in audited financial statements; (c) under oath, if properly ordered, in a court of competent jurisdiction; (d) to his wife; or (e) previously disclosed publicly by the Company to the extent so disclosed. Employee agrees to notify the Company in writing upon first notification that he may be required by law to disclose any information deemed confidential by this Agreement. Notice must be provided in sufficient time for the party receiving notice to oppose or otherwise respond to the request.

          7.3. Roberto agrees that he will not interfere with or otherwise act adverse to the business affairs of the Company, including, without limitation, making disparaging remarks, either orally or in writing, to any person concerning the Company or the Company's business.

     8. Representations and Warranties. The parties represent and warrant as follows:

          8.1. Roberto has read this Agreement, understands its contents, and understands its legal effect and binding nature. Roberto further acknowledges that he is acting voluntarily and of his own free will in executing this Agreement.

          8.2. Roberto is not relying upon any statement, representation or promise of the Company, or any of its officers, directors, agents, partners, employees, consultants, representatives or attorneys in executing this Agreement or in making this settlement except as expressly stated in this Agreement.

     9.   Claims Arising out of this Agreement.

          9.1. Roberto agrees that, should he allege a violation of the terms of this Agreement, any such dispute and the arbitrability of such dispute shall be settled exclusively by arbitration in Exton, Pennsylvania by one or more experienced labor and employment law arbitrators licensed to practice law in Pennsylvania and selected in accordance with the Employment Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall not have the power to modify any of the provisions of this Agreement. The arbitrator(s)' decision shall be final and binding upon the parties and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator will decide how the costs of arbitration should be split.

          9.2. In the event of any arbitration arising out of or relating to this Agreement, its breach or enforcement, including an action for declaratory relief, the prevailing party in such action or proceedings shall be entitled to receive his or its damages, court costs, and reasonable out-of-pocket expenses including reasonable attorneys' fees. Such recovery shall include court costs, reasonable out-of-pocket expenses, and attorneys' fees on appeal, if any. The arbitrator(s) or court shall determine who is the prevailing party, whether or not the dispute or controversy proceeds to final judgment. Both Roberto and the Company expressly acknowledge this paragraph is not intended to in any way alter the parties' agreement that arbitration shall be the exclusive method of resolving any dispute related to this Agreement or Roberto's employment with the Company.

     10.  Miscellaneous.

          10.1. This Agreement shall be deemed to have been executed and delivered within the Commonwealth of Pennsylvania, and its rights and obligations shall be construed and enforced in accordance with and governed by, the laws of the Commonwealth of Pennsylvania.

          10.2. Roberto and the Company understand and agree that this Agreement shall bind and benefit their heirs, employees, parent corporation, subsidiaries, affiliates, controlled corporations, sister corporations, agents, representatives, predecessors, successors and assigns. The Company's successors shall include (without limitation) any person, corporation or other entity who or which enters into a Corporate Transaction with the Company (hereinafter "Company Successor"). For purposes of this Agreement, a "Corporate Transaction" is defined to mean a transaction in which any person, corporation or other entity acquires, directly or indirectly, all or substantially all of the stock, business or assets of the Company, whether by way of merger, consolidation, sale, transfer or otherwise.

          10.3. This Agreement may be amended only by an agreement in writing designated as an amendment to this Agreement and signed by the parties.

          10.4. This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other executed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties.

     IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

                                           /s/ James T. Roberto
                                         -----------------------------------
                                         James T. Roberto

                                    By:    /s/ Neil R. Cassidy
                                         -----------------------------------
                                         Neil R. Cassidy

                                    Its:   Chief Financial Officer
                                         -----------------------------------
                                         Daou Systems, Inc.

                                    EXHIBIT E

                            Prior Stock Option Grants

400,000 Options, issued on December 13, 2001:

          (i) 200,000 will vest on the sooner of (a) the first date following ten (10) consecutive trading days during which the Common Stock trades at a value of at least $2.50 per Share as adjusted for any stock combination, stock dividend, stock split or other recapitalization event occurring with respect to the Company's Common Stock (a Recapitalization"); or (b) five (5) years from the date of grant.

          (ii) 200,000 will vest on the sooner of (a) the first date following ten (10) consecutive trading days during which the Common Stock trades at a value of at least $5.00 per Share as adjusted for any Recapitalization; or (b) five (5) years from the date of grant.

EXHIBIT A

                                     RELEASE

     THIS RELEASE is entered into as of this 31st day of December, 2002, by and between James T. Roberto ("Employee") and Daou Systems, Inc. ("Daou").

     WHEREAS, the Employee has reviewed the terms of the foregoing Separation Agreement and General Release and agrees to abide by the terms of the Separation Agreement and General Release;

     WHEREAS, the Employee agrees to execute this Release upon the request of Daou as it relates to the Separation Agreement and General Release; and

     WHEREAS, the Employee agrees to continue his employment with Daou through December 31, 2002; and

     WHEREAS, the Employee agrees to continue to devote his entire business skill, time and effort diligently to the affairs of Daou and will perform all such duties, and otherwise conduct himself, to promote the best interests of Daou through the date of his resignation effective December 31, 2002; and

     WHEREAS, the parties desire to separate on amicable terms.

     NOW, THEREFORE, the parties agree as follows, in consideration of the mutual covenants and obligations contained herein, and intending to be legally held bound:

     1. Consideration. To resolve and settle all disputes and to avoid the costs and uncertainties of litigation, in consideration for this Release and other covenants set forth in the foregoing Separation Agreement and General, Employee acknowledges he will receive the consideration referred to in Section
3.1 of the Separation Agreement and General Release.

     2. Employee further acknowledges that these payments and promises include consideration to which the Employee would not otherwise be entitled.

     3. Employee's Release. In exchange for the payment referenced in paragraph 1, Employee hereby generally releases and discharges Daou, with each and every of Daou's predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, divisions and related entities, directors, officers, employees and agents, whether present or former (collectively the "Releasees"), from any and all suits, causes of action, complaints, obligations, demands, or claims of any kind, whether in law or in equity, direct or indirect, known or unknown, suspected or unsuspected (hereinafter "claims"), which the Employee ever had or now has arising out of or relating to any matter, thing or event occurring up to and including the date of this Release.

     Employee's release specifically includes, but is not limited to:

          (a) any and all claims for wages and benefits including, without limitation, salary, stock, options,commissions, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses, excluding the compensation described in paragraph 2 of the Separation Agreement and General Release;

          (b) any and all claims for wrongful discharge, breach of contract (whether express or implied), or for breach of the implied covenant of good faith and fair dealing;

          (c) any and all claims for alleged employment discrimination on the basis of age, race, color, religion,sex, national origin, veteran status, disability and/or handicap and any and all other claims in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. (S)1981, the Age Discrimination in Employment Act,
(S)29 U.S.C. 621 et seq., the Older Workers Benefit Protection Act, 29 U.S.C.
(S)626(f), the Americans with Disabilities Act, 42 U.S.C. (S)12101 et seq., the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any comparable statute of any other state, country, or locality except as required by law, but excluding claims for vested benefits under Daou's retirement plans;

          (d) any and all claims under any federal, state or local statute or law;

          (e) any and all claims in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence);

          (f) any and all claims for attorneys' fees and costs; and

          (g) any and all other claims for damages of any kind.

Nothing in this Release is intended to affect Employee's rights to indemnification under the Pennsylvania Business Corporation Law of 1998, Sections 1741-1743, or under Daou's Articles of Incorporation or Bylaws.

     4. Acknowledgment. Employee understands that his release extends to all of the aforementioned claims and potential claims which arose on or before the date of execution of this Release, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Release. Employee further understands and acknowledges the significance and consequence of this Release and of each specific release and waiver, and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, obligations, and causes of action, if any, as well as those relating to any other claims, demands, obligations or causes of action herein above-specified.

     5. Reinstatement. Employee hereby waives any right or claim the Employee may have to employment, re-instatement, or re-employment with the Releasees, and agrees not to apply for employment with the Releasees.

     6. Advice of Counsel; Revocation Period. Employee is hereby advised to seek the advice of counsel. Employee acknowledges that he has, in fact, sought the advice of counsel, and is acting of his own free will, that the Employee has been afforded a reasonable time to read and review the terms of the Release, and that the Employee is voluntarily entering into this Release with full knowledge of its provisions and effects. Employee intends that this Release shall not be subject to any claim for duress. Employee further acknowledges that the Employee has been given at least twenty-one (21) days within which to consider this Release and that if the Employee decides to execute this Release before the twenty-one day period has expired, the Employee does so voluntarily and waives the opportunity to use the full review period. The Employee also acknowledges that the Employee has seven (7) days following his execution of this Release to revoke acceptance of the Release of age discrimination claims, with the Release of age discrimination claims not becoming effective until the revocation period has expired. If the Employee chooses to revoke his acceptance of this Release, he should provide written notice to:

          Jeffrey P. Libson, Esquire
          Pepper Hamilton, LLP
          400 Berwyn Park
          899 Cassatt Road
          Berwyn, PA  19312-1183


     IN WITNESS WHEREOF, the parties, acknowledging that they are acting of their own free will, have caused the execution of this Release as of this day and year written below.

/s/ James T. Roberto                          Witness: /s/ Neil R. Cassidy
------------------------------------                  --------------------------
James T. Roberto

Date:   December 31, 2002
      ------------------------------


DAOU SYSTEMS, INC.

By:     /s/ Neil R. Cassidy
   ---------------------------------

Title:  Chief Financial Officer
       -----------------------------

Date:   December 31, 2002
      ------------------------------

EXHIBIT B

                                     RELEASE

     THIS RELEASE is entered into by and between James T. Roberto ("Employee") and Daou Systems, Inc. ("Daou").

     WHEREAS, the Employee has reviewed the terms of the foregoing Separation Agreement and General Release and agrees to abide by the terms of the Separation Agreement and General Release;

     WHEREAS, the Employee agrees to execute this Release upon the request of Daou as it relates to the Separation Agreement and General Release; and

     WHEREAS, the parties desire to separate on amicable terms.

     NOW, THEREFORE, the parties agree as follows, in consideration of the mutual covenants and obligations contained herein, and intending to be legally held bound:

     1. Consideration. To resolve and settle all disputes, and to avoid the costs and uncertainty of litigation, in consideration for the releases and other covenants set forth in the foregoing Separation Agreement and General Release, Employee acknowledges he has received the consideration referred to in Section
3.2 of the Separation Agreement and General Release. This payment will not be made until after the expiration of the seven-day revocation period referenced in paragraph 7.

     2. Employee further acknowledges that these payments and promises include consideration to which the Employee would not otherwise be entitled.

     3. Employee's Release of Daou. Employee hereby generally releases and discharges Daou, together with each and every of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, divisions and related entities directors, officers, employees and agents, whether present or former (collectively the "Releasees") from any and all suits, causes of action, complaints, obligations, demands, or claims of any kind, whether in law or in equity, direct or indirect, known or unknown, suspected or unsuspected (hereinafter "claims"), which the Employee ever had or now has arising out of or relating to any matter, thing or event occurring up to and including the date of this Release.

     4. Employee's release specifically includes, but is not limited to:

          (a) any and all claims for wages and benefits including, without limitation, salary, stock, options,commissions, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses, excluding the compensation described in paragraph 2 of the Separation Agreement and General Release.

          (b) any and all claims for wrongful discharge, breach of contract (whether express or implied), or for breach of the implied covenant of good faith and fair dealing;

          (c) any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap and any and all other claims in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. (S)1981, the Age Discrimination in Employment Act, 29 U.S.C. (S)621 et seq., the Older Workers Benefit Protection Act, 29 U.S.C.
(S)626(f), the Americans with Disabilities Act, 42 U.S.C. (S)12101 et seq., the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any comparable statute of any other state, country, or locality except as required by law, but excluding any claim for vested benefits under Daou's retirement benefit plans;

          (d) any and all claims under any federal, state or local statute or law;

          (e) any and all claims in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence);

          (f) any and all claims for attorneys' fees and costs; and

          (g) any and all other claims for damages of any kind.

Nothing in this Release is intended to affect Employee's rights to indemnification under the Pennsylvania Business Corporation Law of the 1998, Sections 1741-1743, or under Daou's Articles of Incorporation or Bylaws.

     5. Acknowledgment. Employee understands that his release extends to all of the aforementioned claims and potential claims which arose on or before the date of the execution of this Release, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Release. Employee further understands and acknowledges the significance and consequence of this Release and of each specific release and waiver, and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, obligations, and causes of action, if any, as well as those relating to any other claims, demands, obligations or causes of action herein above-specified.

     6. Reinstatement. Employee hereby waives any right or claim the Employee may have to employment, re-instatement, or re-employment with the Releasees, and agrees not to apply for employment with the Releasees.

     7. Advice of Counsel; Revocation Period. Employee is hereby advised to seek the advice of counsel. Employee acknowledges that he has, in fact, sought the advice of counsel, and is acting of his own free will, that the Employee has been afforded a reasonable time to read and review the terms of Release, and that the Employee is voluntarily entering into this Release with full knowledge of its provisions and effects. Employee intends that this Release shall not be subject to any claim for duress. Employee further acknowledges that the Employee has been given at least twenty-one (21) days within which to consider this Release and that if the Employee decides to execute this Release before the twenty-one day period has expired, the Employee does so voluntarily and waives the opportunity to use the full review period. The Employee also acknowledges that the Employee has seven (7) days following his execution of this Release to revoke acceptance of the Release of age discrimination claims, with the Release of age discrimination claims not becoming effective until the revocation period has expired. If the Employee chooses to revoke his acceptance of this Release, he should provide written notice to:

          Jeffrey P. Libson, Esquire
          Pepper Hamilton, LLP
          400 Berwyn Park
          899 Cassatt Road
          Berwyn, PA  19312-1183

     IN WITNESS WHEREOF, the parties, acknowledging that they are acting of their own free will, have caused the execution of this Release as of this day and year written below.

_____________________________              Witness: ______________________
James T. Roberto

Date: ________________________


DAOU SYSTEMS, INC.

By:_________________________

Title:________________________

Date:________________________